EXHIBIT 21.1
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SUBSIDIARIES OF THE COMPANY


                                                               COMPANY'S
                                                JURISDICTION   PERCENTAGE
NAME OF SUBSIDIARY                            OF INCORPORATION OWNERSHIP
------------------                            ---------------- ----------

AMLI Residential Properties, L.P. . . . . . .     Delaware         84%
  A.    AMLI Residential Construction, Inc. .     Delaware         95%
  B.    AMLI Institutional Advisors, Inc. . .     Illinois         95%
  C.    AMLI Management Company . . . . . . .     Delaware         95%
  D.    Laurel Park Venture . . . . . . . . .     Georgia         100%
  E.    Pleasant Hill Joint Venture . . . . .     Georgia          40%
  F.    AMLI Foundation Co-Investors, L. P. .     Delaware         25%
  G.    AMLI Foundation Co-Investors-II,
          L. P. . . . . . . . . . . . . . . .     Delaware         15%
  H.    AMLI at Champions, L. P.  . . . . . .     Texas            15%
  I.    AMLI at Windbrooke, L. P. . . . . . .     Illinois         15%
  J.    AMLI at Willeo Creek, L. P. . . . . .     Georgia          30%
  K.    Barrett Lakes, L.L.C. . . . . . . . .     Delaware         35%
  L.    AMLI at Chevy Chase, L.P. . . . . . .     Illinois         33%
  M.    AMLI at Willowbrook, L.P. . . . . . .     Illinois         40%
  N.    AMLI at River Exchange, L.L.C.. . . .     Delaware         40%
  O.    Acquiport/Aurora Crossing, L.P. . . .     Delaware         25%
  P.    Acquiport/Fossil Creek, L.P.. . . . .     Delaware         25%
  Q.    AMLI at Danada, L.L.C.. . . . . . . .     Illinois         10%
  R.    AMLI at Verandah, L.P.. . . . . . . .     Delaware         35%
  S.    Gardner Drive Limited Liability
        Company . . . . . . . . . . . . . . .     Delaware         35%
  T.    AMLI at Regents Crest, L.P. . . . . .     Delaware         25%
  U.    Park Creek-Gainsville, L.L.C. . . . .     Georgia         100%
  V.    Timberglen, L.P.. . . . . . . . . . .     Delaware        100%
  W.    AMLI Partners Ltd. 85-IV. . . . . . .     Illinois          1%
  X.    AMLI Towne Creek Crossing L.P.. . . .     Georgia           1%
  Y.    Lantana Apartments, Ltd.. . . . . . .     Texas           100%
  Z.    Windsor Plano Partners, Ltd.. . . . .     Texas           100%
  AA.   AMLI at Conner Farms, L.P.. . . . . .     Delaware        100%
  BB.   Clairmont, L.P. . . . . . . . . . . .     Delaware        100%